 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PIER 1 IMPORTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shareholder Meeting Notice

Items to be considered at the meeting:

04 - Brendan L. Hoffman

Online

Go to www.investorvote.com/PIR or scan the QR

code — login details are located in the shaded

bar below.

Votes submitted electronically must be received

by 11:59 p.m., Eastern Time, on June 18, 2019.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

Pier 1 Imports, Inc. Annual Meeting of Shareholders to be Held on Wednesday, June 19, 2019.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of

Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy materials include the Pier 1 Imports, Inc. 2019 Annual Report, which includes Pier 1 Imports, Inc.’s Annual Report on Form 10-K for the fiscal year ended March 2, 2019, Notice of Annual Meeting, and 2019 Proxy Statement, all of which are available at:

www.investorvote.com/PIR

Easy Online Access — View your proxy materials and vote.

Step 1: Go to www.investorvote.com/PIR.

Step 2: Click on the icon on the right to view meeting materials.

Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.

Step 4: Make your selections as instructed on each screen for your delivery preferences.

Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 3, 2019 to facilitate timely delivery.

Phone – Call us free of charge at 1-866-641-4276.

—

Email – Send an email to investorvote@computershare.com with “Proxy Materials Pier 1 Imports, Inc.” in the subject line. Include your full name and add

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by June 3, 2019.

Shareholder Meeting Notice

The 2019 Annual Meeting of Shareholders of Pier 1 Imports, Inc., a Delaware corporation (the “Company”), will be held at the Pier

1 Imports, Inc. Corporate Headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102,

on Wednesday, June 19, 2019 at 10:00 a.m., local time.

Items to be considered at the meeting:

Proposal No 1.

To elect as directors the eight nominees named in the Proxy Statement to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

01 - Cheryl A. Bachelder

02 - Robert L. Bass

03 - Hamish A. Dodds

04 - Brendan L. Hoffman

05 - Katherine M. A. (“Allie”) Kline

06 - Terry E. London

07 - Michael A. Peel

08 – Ann M. Sardini

Proposal No. 2

A non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Proxy Statement under the caption “Compensation.”

Proposal No 3.

A proposal to approve an amendment to Pier 1 Imports’ Restated Certificate of Incorporation to effect a reverse stock split of Pier 1

Imports common stock and a corresponding reduction in authorized shares, in the discretion of the board of directors, at any time prior to the 2020 annual meeting of shareholders.

Proposal No 4.

The ratification of the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2020.

To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

The Board of Directors recommends a vote “FOR” the election as a director of each of the nominees named in Proposal No. 1 and a vote “FOR” Proposal Nos. 2, 3 and 4.

The Board of Directors has fixed the close of business on April 22, 2019 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

Internet – Go to www.investorvote.com/PIR.

Phone – Call us free of charge at 1-866-641-4276.

Email – Send an email to investorvote@computershare.com with “Proxy Materials Pier 1 Imports, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by June 3, 2019.